Exhibit 99.1

Janux Therapeutics Reports First Quarter 2025 Financial Results and Business Highlights

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Phase 1b expansion study initiated with JANX007 in taxane-naïve mCRPC patients
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Updated JANX007 data from Phase 1a dose escalation support initiation of Phase 1b dose expansion
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Enrollment ongoing for JANX007 and JANX008
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Updates on JANX007 and JANX008 expected in the second half of 2025
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$1.01 billion in cash, cash equivalents, and short-term investments at end of first quarter 2025

SAN DIEGO, May 8, 2025 – Janux Therapeutics, Inc. (Nasdaq: JANX) (Janux), a clinical-stage biopharmaceutical company developing a broad pipeline of novel immunotherapies by applying its proprietary technology to its Tumor Activated T Cell Engager (TRACTr) and Tumor Activated Immunomodulator (TRACIr) platforms, today reported financial results for the first quarter ended March 31, 2025, and provided a business update.

“We are proud to advance into the next phase of our clinical journey for JANX007 and begin treating patients in our Phase 1b expansion studies,” said David Campbell, Ph.D., President and CEO of Janux. “We also look forward to our first R&D Day where we will unveil previously undisclosed preclinical programs that utilize our expertise and platform technologies to address significant unmet medical needs.”

RECENT BUSINESS HIGHLIGHTS AND FUTURE MILESTONES:

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Initiated first Phase 1b expansion study with JANX007 in taxane-naïve mCRPC patients.

In December 2024, Janux reported positive interim clinical data from the Phase 1a dose escalation portion of the trial in 16 metastatic castration-resistant prostate cancer (mCRPC) patients with a median of four prior lines of therapy. At that time, the median radiographic progression-free survival (rPFS) reported was 7.4 months for all 16 patients.* As of April 21, 2025, updated results** have been achieved in the same 16 patients supporting the initiation of the Phase 1b expansion studies:

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Median rPFS of 7.5 months (n=16)
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Median rPFS of 7.9 months for patients treated at 6mg and 9mg target doses (n=9)
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6-month rPFS of 65% (n=16)
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6-month rPFS of 78% for patients treated at 6mg and 9mg target doses (n=9)
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Safety data remained consistent with the December 2024 data disclosure (n=16)

*8/16 patients were noted as in-progress in the December 2024 reported results.

**rPFS results based upon Kaplan-Meier estimate.

Janux selected 0.3/2/6mg and 0.3/2/9mg with dosing administered once weekly or once every two weeks as the two dose regimens for the Phase 1b expansion studies. In addition, Janux has selected a CRS-mitigation strategy to support the initiation of the Phase 1b expansion studies that is designed to reduce the risk of overuse of steroids while maintaining the early cycle grades 1 and 2 CRS profile reported in December.

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Janux plans to initiate three additional Phase 1b expansion studies with JANX007, evaluating:

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JANX007 in combination with an androgen receptor inhibitor (ARi) in taxane-experienced, ARi-naïve mCRPC patients
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JANX007 monotherapy in PARP inhibitor-resistant mCRPC patients
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JANX007 monotherapy in NHT- and taxane-experienced mCRPC patients designed to support OPTIMUS dose selection for registrational studies

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JANX007 continues to enroll in the first-in-human Phase 1 clinical trial in mCRPC (NCT05519449).

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JANX008 continues to enroll in the first-in-human Phase 1 clinical trial in advanced or metastatic solid tumors (NCT05783622).

Additional data from JANX007 and JANX008 will be presented at future Janux events in the second half of 2025. Separately, Janux will host an R&D Day in mid-2025 highlighting product candidates identified from its preclinical pipeline to move into clinical trials.

FIRST QUARTER 2025 FINANCIAL RESULTS:

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Cash and cash equivalents and short-term investments: As of March 31, 2025, Janux reported cash and cash equivalents and short-term investments of $1.01 billion compared to $1.03 billion at December 31, 2024.

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Research and development expenses: Research and development expenses for the quarter ended March 31, 2025, were $25.1 million compared to $14.1 million for the comparable period in 2024.

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General and administrative expenses: General and administrative expenses for the quarter ended March 31, 2025, were $9.8 million compared to $7.3 million for the comparable period in 2024.

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Net loss: For the quarter ended March 31, 2025, Janux reported a net loss of $23.5 million compared to a net loss of $14.8 million for the comparable period in 2024.

Janux’s TRACTr and TRACIr Pipeline

Janux’s first clinical candidate, JANX007, is a TRACTr that targets prostate-specific membrane antigen (PSMA) and is being investigated in a Phase 1 clinical trial in adult patients with mCRPC. Janux’s second clinical candidate, JANX008, is a TRACTr that targets epidermal growth factor receptor (EGFR) and is being studied in a Phase 1 clinical trial for the treatment of multiple solid cancers including colorectal carcinoma, squamous cell carcinoma of the head and neck, non-small cell lung cancer, renal cell carcinoma, small cell lung cancer, pancreatic ductal adenocarcinoma and triple-negative breast cancer. We are also generating a number of additional TRACTr and TRACIr programs for potential future development, some of which are at development candidate stage or later. We are currently assessing priorities in our preclinical pipeline.

About Janux Therapeutics

Janux is a clinical-stage biopharmaceutical company developing tumor-activated immunotherapies for cancer. Janux’s proprietary technology enabled the development of two distinct bispecific platforms: TRACTr and TRACIr. The goal of both platforms is to provide cancer patients with safe and effective therapeutics that direct and guide their immune system to eradicate tumors while minimizing safety concerns. Janux is currently developing a broad pipeline of TRACTr and TRACIr therapeutics directed at several targets to treat solid tumors. Janux has two TRACTr therapeutic candidates in clinical trials, the first targeting PSMA is in development for prostate cancer, and the second targeting EGFR is being developed for colorectal carcinoma, squamous cell carcinoma of the head and neck, non-small cell lung cancer, renal cell carcinoma, small cell lung cancer, pancreatic ductal adenocarcinoma and triple-negative breast cancer. For more information, please visit www.januxrx.com and follow us on LinkedIn.

Forward-Looking Statements

This news release contains certain forward-looking statements that involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Such forward-looking statements include statements regarding, among other things, Janux’s ability to bring new treatments to cancer patients in need, expectations regarding the timing, scope and results of Janux’s development activities, including its ongoing and planned preclinical studies and clinical trials, the timing of and plans for regulatory filings, the potential benefits of Janux’s product candidates and platform technologies, expectations regarding the use of Janux’s platform technologies to generate novel product candidates and the strength of Janux’s balance sheet and the adequacy of cash on hand. Factors that may cause actual results to differ materially include the risk that compounds that appear promising in early research do not demonstrate safety and/or efficacy in later preclinical studies or clinical trials, the risk that Janux may not obtain approval to market its product candidates, uncertainties associated with performing clinical trials, regulatory filings and applications, risks associated with reliance on third parties to successfully conduct clinical trials, the risks associated with reliance on outside financing to meet capital requirements, and other risks associated with the process of discovering, developing and commercializing drugs that are safe and effective for use as human therapeutics, and in the endeavor of building a business around such drugs. You are urged to consider statements that include the words “may,” “will,” “would,” “could,” “should,” “believes,” “estimates,” “projects,” “promise,” “potential,” “expects,” “plans,” “anticipates,” “intends,” “continues,” “designed,” “goal,” or the negative of those words or other comparable words to be uncertain and forward-looking. For a further list and description of the risks and uncertainties Janux faces, please refer to Janux’s periodic and other filings with the Securities and Exchange Commission, which are available at www.sec.gov. Such forward-looking statements are current only as of the date they are made, and Janux assumes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Janux Therapeutics, Inc.

Condensed Balance Sheets

(in thousands)

	March 31, 2025	December 31, 2024
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$73,743	$430,605
Short-term investments	940,403	594,568
Prepaid expenses and other current assets	9,193	8,493
Total current assets	1,023,339	1,033,666
Restricted cash	816	816
Property and equipment, net	4,947	4,864
Operating lease right-of-use assets	18,878	19,286
Other long-term assets	2,792	2,884
Total assets	$1,050,772	$1,061,516

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,351	$4,026
Accrued expenses	13,340	11,684
Current portion of operating lease liabilities	1,811	1,749
Total current liabilities	17,502	17,459
Operating lease liabilities, net of current portion	20,801	21,276
Total liabilities	38,303	38,735
Total stockholders’ equity	1,012,469	1,022,781
Total liabilities and stockholders’ equity	$1,050,772	$1,061,516

Janux Therapeutics, Inc.

Unaudited Condensed Statements of Operations and Comprehensive Loss

(in thousands, except share and per share data)

	Three Months Ended March 31,
	2025	2024
Collaboration revenue	$—	$1,252
Operating expenses:
Research and development	25,055	14,070
General and administrative	9,842	7,343
Total operating expenses	34,897	21,413
Loss from operations	(34,897)	(20,161)
Total other income	11,389	5,401
Net loss	$(23,508)	$(14,760)
Other comprehensive gain (loss):
Unrealized gain (loss) on available-for-sale securities, net	1,593	(1,189)
Comprehensive loss	$(21,915)	$(15,949)
Net loss per common share, basic and diluted	$(0.38)	$(0.30)
Weighted-average shares of common stock outstanding, basic and diluted	61,791,721	49,049,741

Contacts

Investors:

Andy Meyer

Janux Therapeutics

ameyer@januxrx.com

(202) 215-2579

Media:

Jessica Yingling, Ph.D.

Little Dog Communications Inc.

jessica@litldog.com

(858) 344-8091